                                                                EXHIBIT 10.38


                         CONSULTING SERVICES AGREEMENT

     This Consulting Services Agreement (the "Agreement") is entered into as of April 22, 1997 by Ibis Technology Corporation, of 32 Cherry Hill Drive, Danvers, Massachusetts 01923 ("Ibis") and Orion Equipment, Inc., of 528 Weddell Drive, Sunnyvale, California 94089 ("Orion").

1. BACKGROUND. Ibis and Orion are parties to a License Agreement dated June 27, 1996 pursuant to which Ibis has licensed to Orion its "Magnetic Scanning" technology (the "Technology") subject to certain terms and conditions more particularly set forth in such License Agreement.

     Orion is engaged in implementing the Technology and has requested the technical assistance of Ibis in such implementation activity. Ibis has provided and is willing to continue to provide such assistance as a consultant to Orion.

     Ibis and Orion wish to memorialize the essential terms on which Ibis will provide consulting services to Orion and to delineate the property interests of Ibis and Orion, respectively, in the work product of such consulting services.

2. SCOPE. Ibis and Orion mutually acknowledge that Ibis has heretofore provided consulting services to Orion of a nature intended to facilitate implementation by Orion of the Technology in accordance with the License Agreement. Ibis and Orion further mutually acknowledge that as of the date of this Agreement Ibis is continuing to provide consulting services on a best effort basis, under a "Phase 2" scope of work, more particularly described in Exhibit A. To the extent that Ibis provides additional consulting services to Orion, the parties shall amend Exhibit A to enlarge the scope of work described therein.

3. COMPENSATION. Ibis shall be compensated for the Phase 2 scope of work described in Exhibit A in accordance with the hourly rate schedule and not-to-exceed values set forth in Exhibit B. To the extent that Ibis provides additional consulting services to Orion, the parties shall amend Exhibit B as necessary to set forth the compensation arrangements applicable to such additional services.

4. RIGHTS IN WORK PRODUCT. All information, reports, studies, know-how, techniques, inventions and discoveries produced by, or as a result of, or in connection with the consulting services rendered by Ibis to Orion, including consulting services rendered prior to the date of this Agreement, (the "Work Product"), shall be the sole and exclusive property of Orion; PROVIDED, HOWEVER, that Ibis shall have, and Orion hereby grants to Ibis, a perpetual, non-exclusive, royalty free, worldwide license (with the right to sublicense) to utilize the Work Product in connection with the commercial production of SIMOX (Separation by IMplantation of Oxygen) wafers and machines specifically constructed for such production.

5. MISCELLANEOUS. This Agreement may be amended only by written agreement of the parties, will be governed by Massachusetts Law, and shall be binding upon the parties and their respective successors and permitted assigns.

IBIS TECHNOLOGY CORPORATION                         ORION EQUIPMENT INC.

By /s/ Geoffrey Ryding                              By /s/ Don Lindsay
  ------------------------                            -------------------------

Name: Geoffrey Ryding                               Name: Don Lindsay

Title: President                                    Title: President

Date: 4-23-97                                       Date: 23 Apr 97

                                    Exhibit A

                                  SCOPE OF WORK

Phase 2 will involve the detail design and fabrication of the following:

o  E.S. Chamber - Upstream interface to magnetic collimator
                - Downstream interface to "Equipe" robotics

o  Linear scan and drive system. 12" stroke, 1Hz.

o Linear seal housing with 90 degree rotation, bearing, seal and drive motor with 1 second index time.

o  Scan Faraday system for Dose Control

o  Dose control electronics

o  Beam Dump system

o  Wafer platen with water, electrical connections, etc.

                                    Exhibit B

                                  COMPENSATION

o Phase 2 Design Labor-                                not to exceed $250,000

o Phase 2 Prototype End Station Material -             not to exceed $150,000

The above ceilings are for billings for material and labor incurred after January 31, 1997.

Ibis will bill as the charges are incurred at the following rates:

o Senior Design Engineering (Smick, Farley, Ryding)         $100 per hour

o Engineering (Ayotte, Roberts, Technician etc.)            $60 per hour

o Material                                                  Cost +20%